Exhibit 10.37

FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 30, 2018 (this “Amendment”), is entered into among the undersigned in connection with that certain Second Amended and Restated Credit Agreement, dated as of March 27, 2018, among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company, as Borrower (the “Borrower”), the financial institutions as Lenders from time to time party thereto (the “Lenders”), and Investec Bank PLC, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Bank (in such capacity, the “Issuing Bank”) (as in effect prior to the date hereof, the “Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms which are used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement and the rules of construction set forth in Section 1.02 of the Credit Agreement apply to this Amendment.
W I T N E S S E T H
WHEREAS, the Borrower wishes to make, and the undersigned wish to agree to make, certain amendments to the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
I.Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Article II below, the following amendments to the Credit Agreement are hereby accepted and agreed by the parties hereto:
1.    Amendment to Section 1.01. The following defined term in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Exhibit S Effective Date” means November 30, 2018.”
2.    Amendment to Section 6.13(j). Section 6.13(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(j)    From and after the Exhibit S Effective Date, the provisions set forth in Exhibit S shall be deemed to replace this Section 6.13 in its entirety.”
3.    Amendment to Exhibit S. Exhibit S to the Credit Agreement is hereby replaced in its entirety with Schedule I to this Amendment.
II.    Conditions Precedent to Effectiveness. The amendments contained in Article I shall not be effective until the date (such date, the “Amendment Effective Date”) that:

1.    the Administrative Agent shall have received copies of this Amendment executed by the Borrower and the Required Lenders, and acknowledged by the Administrative Agent; and
2.    the Borrower shall have paid all fees, costs and expenses of the Administrative Agent and the Lenders incurred in connection with the execution and delivery of this Amendment (including third-party fees and out-of-pocket expenses of the Lenders’ counsel and other advisors or consultants retained by the Administrative Agent).
III.    Representations and Warranties. The Borrower represents and warrants to each Agent and each Lender Party that the following statements are true, correct and complete in all respects as of the Amendment Effective Date:
1.    Power and Authority; Authorization. The Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and the Borrower has all requisite power and authority to perform its obligations under the Amended Credit Agreement. The Borrower has duly authorized, executed and delivered this Amendment.
2.    Enforceability. Each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights, (ii) the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) implied covenants of good faith and fair dealing.
3.    Credit Agreement Representations and Warranties. Each of the representations and warranties set forth in the Credit Agreement (with respect to the Borrower) is true and correct in all respects both before and after giving effect to this Amendment, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all respects as of such earlier date.
4.    Defaults. No event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby as of the date hereof, that would constitute an Event of Default or a Default.
IV.    Limited Amendment. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, and the Borrower acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. From and after the Amendment Effective Date, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.

V.    Miscellaneous.
1.    Counterparts. This Amendment may be executed in one or more duplicate counterparts and by facsimile or other electronic delivery and by different parties on different counterparts, each of which shall constitute an original, but all of which shall constitute a single document and when signed by all of the parties listed below shall constitute a single binding document.
2.    Severability. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.
3.    Governing Law, etc.. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK. The provisions in Sections 12.08(b) through (d) and Section 12.09 of the Amended Credit Agreement shall apply, mutatis mutandis, to this Amendment and the parties hereto.
4.    Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes of the Amended Credit Agreement and each other Loan Document.
5.    Headings. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.
6.    Execution of Documents. The undersigned Lenders hereby authorize and instruct the Administrative Agent to execute and deliver this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.
SUNRUN HERA PORTFOLIO 2015-A, LLC,

as Borrower
By: Sunrun Hera Portfolio 2015-B, LLC
Its: Sole Member
By: Sunrun Hera Holdco 2015, LLC
Its: Sole Member
By: Sunrun Inc.
Its: Sole Member

By: /s/ Robert Komin, Jr.
Name: Robert Komin, Jr.
Title: Chief Financial Officer

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

INVESTEC BANK PLC,
as Administrative Agent
By: /s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorized Signatory
By: /s/ Stefan Rattensperger
Name: Stefan Rattensperger
Title: Authorized Signatory

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

INVESTEC BANK PLC,
as Issuing Bank
By: /s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorized Signatory
By: /s/ Stefan Rattensperger
Name: Stefan Rattensperger
Title: Authorized Signatory

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

INVESTEC BANK PLC,
as Lender
By: /s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorized Signatory
By: /s/ Stefan Rattensperger
Name: Stefan Rattensperger
Title: Authorized Signatory

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

KEYBANK NATIONAL ASSOCIATION,
as Lender
By: /s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Senior Vice President

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

SUNTRUST BANK,
as Lender
By: /s/ Brian Guffin
Name: Brian Guffin
Title: Managing Director

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

SILICON VALLEY BANK,
as Lender

By:     /s/ Chaitali (“Tai”) Pimputkar
Name: Chaitali (“Tai”) Pimputkar
Title: Vice President II

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

SUNRUN GAIA PORTFOLIO 2016-A, LLC,

as Lender
By: Sunrun Gaia Holdco 2016, LLC
Its: Sole Member
By: Sunrun Inc.
Its: Sole Member

By:     /s/ Robert Komin, Jr.
Name: Robert Komin, Jr.
Title: Chief Financial Officer

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

ABN AMRO CAPITAL USA LLC,
as Lender
By: /s/ Paul Snow
Name: Paul Snow
Title: Director
By: /s/ John Sullivan
Name: John Sullivan
Title: Managing Director

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

BANKUNITED, N.A.,
as Lender

By: /s/ Justin P. Allbright
Name: Justin P. Allbright
Title: Senior Vice President

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

EAST WEST BANK,
as Lender
By: /s/ Christopher Simeone
Name: Christopher Simeone
Title: First Vice President

[Signature Page to Fourth Amendment (2nd A&R AF Credit Agreement)]

Schedule I

[see attached]

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit S
Form of Updated Insurance Provisions
Section 6.13 Maintenance of Insurance.
(a)Until the Debt Termination Date, the Borrower shall procure and maintain or cause to be procured and maintained by the applicable Operator or Manager pursuant to the applicable Tax Equity Documents, and provide the Administrative Agent with acceptable evidence (in form and substance reasonably satisfactory to the Administrative Agent in consultation with the Insurance Consultant) of the existence of the types and amounts of insurance required to be maintained pursuant to the applicable Tax Equity Documents. In the event that the Tax Equity Documents do not establish guidelines for minimum levels of insurance and/or there are no underlying Tax Equity Documents, as would be the case for Wholly Owned Opcos, the Borrower shall procure and maintain or cause to be procured and maintained by the applicable Operator or Manager (i) insurance of the types and amounts that are consistent with prudent industry practices for residential PV solar portfolios similar in size, location and exposure; (ii) insurance in form and substance satisfactory to the Required Lenders in consultation with the Insurance Consultant (including any recommendations of the Insurance Consultant for amendments in existing and/or proposed insurance coverages); and (iii) provide the Administrative Agent with acceptable evidence (in form and substance reasonably satisfactory to the Administrative Agent in consultation with the Insurance Consultant) of the existence of the types and amounts of insurance required (including any recommendations of the Insurance Consultant for amendments in existing and/or proposed insurance coverages). The types and amounts of insurance required pursuant to this Section 6.13(a) shall be referred to insurance policies required pursuant to collectively as the “Insurance Policies”.

(b)With respect to all property insurance (including any excess or difference in conditions policies, if applicable) required pursuant to Section 6.13(a):

(i)    The Borrower, the Relevant Parties and each of their members shall be included as either the “named insured” or an additional “named insured”.
(ii)    The Borrower hereby waives, and shall cause the Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such property Insurance Policies to include or be endorsed to include a similar waiver of subrogation in favor of the Secured Parties.
(iii)    The Secured Parties shall be included as additional insureds on all such property Insurance Policies insuring Wholly Owned Opcos.
(iv)    The Collateral Agent for the benefit of the Secured Parties shall be named as the “sole” loss payee on all such Insurance Policies insuring Wholly

Owned Opcos pursuant to a lender loss payable endorsement acceptable to the Administrative Agent in consultation with the Insurance Consultant.
(i)To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days’ prior written notice (or ten
(10) days’ prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent. If such endorsement for notice of cancellation shall not be commercially available, the Borrower shall be obligated to provide the required written notice of cancellation to the Administrative Agent.
(c)With respect to all liability insurance required pursuant to Section 6.13(a):
(i)    Such Insurance Policies shall include the Borrower, the Relevant Parties and each of their members as an additional “named insured”
(ii)    Such Insurance Policies shall include an endorsement to the policy naming (or providing via blanket endorsements as required by written contract) the Administrative Agent, and the Lenders, and their respective permitted successors, assigns, members, directors, officers, employees, lenders, investors, representatives and Administrative Agents as additional insureds on a primary and non-contributory basis.
(iii)    The Borrower hereby waives, and shall cause the Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such liability Insurance Policies to include or be endorsed to include a similar waiver of subrogation in favor of the Secured Parties.
(iv)    Such Insurance Policies shall include a severability of interest or separation of insureds clause with no material exclusions for cross-liability clause (to the extent commercially available).
(v)    To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days’ prior written notice (or ten
(10) days’ prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent. If such endorsement for notice of cancellation shall not be commercially available, the Borrower shall be obligated to provide the required written notice of cancellation to the Administrative Agent.
(d)The Borrower, the Wholly Owned Opcos and/or the other Relevant Parties shall be responsible for covering or causing to be covered the costs of all insurance premiums and deductibles associated with the Insurance Policies.

(e)The Borrower and/or the Relevant Parties shall be obligated to request approval from the Administrative Agent for any material changes in the underlying insurance requirements established via the applicable Tax Equity Documents or as otherwise agreed for Wholly Owned Opcos or when the applicable Tax Equity Documents do not establish minimum levels of required insurance. In addition, The Borrower and/or the Relevant Parties shall be

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
Exhibit S-2

obligated to provide written notice of any material changes in the Insurance Policies. For the purposes of this Section 6.13(e), a “material change” shall be [***]

(f)Prior to the Closing Date and once each calendar year thereafter in conjunction with the renewal or replacement of the Insurance Policies, the Borrower and Relevant Parties shall provide detailed evidence of insurance (in a form reasonably acceptable to the Administrative Agent, in consultation with the Insurance Consultant) including certificates of insurance and copies of applicable insurance binders and policies (if requested), as well as a statement from the Borrower and/or its authorized insurance representative confirming that such insurance is in compliance with the terms and conditions of this Section 6.13, is in full force and effect and all premiums then due have been paid or are not in arrears.

(g)No provision of this Agreement shall impose on the Administrative Agent or any other Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by or on behalf of the Borrower, the Relevant Parties or their members, nor shall the Administrative Agent or any other Secured Party be responsible for any representations or warranties made by or on behalf of the Borrower, the Relevant Parties, their members or any other Person to any insurance agent or broker, insurance company or underwriter.

(h)The Insurance Policies shall include coverage addressing [***] or, if the applicable Tax Equity Limited Liability Company Agreements requires (or required) greater coverage, such coverage as may be required by such Tax Equity Limited Liability Company Agreement for the related Opco, determined as follows:
(i)No later than sixty (60) days after the “Completion Deadline” or the “Second Installment Payment Deadline” (as applicable) pursuant to such Tax Equity Limited Liability Company Agreement for the related Opco and, with respect to any Wholly Owned Opcos, as applicable, (x) within sixty (60) days of the date of full deployment of the applicable Project Pool or (y) the date on which such Wholly Owned Opco is acquired or formed, the Borrower shall (A) cause EQECAT, Global Risk Myamoto, AIR-Worldwide, Risk Management Solutions Inc., Risk Placement Services, Inc. or another nationally recognized insurance or other applicable expert, reasonably approved by the Administrative Agent (in consultation with the Insurance Consultant), to perform a probable maximum loss analysis (or analyses) satisfying the standard described above with respect to the Projects owned by such Opco or Wholly Owned Opco and (B) deliver a copy thereof to the Administrative Agent and, if requested, the Insurance Consultant;
(ii)For Opcos and/or Wholly Owned Opcos for which such probable maximum loss analysis required in connection with such “Completion Deadline” or such “Second Installment Payment Deadline” or full deployment of the applicable Project Pool, as applicable, has been performed on or prior to the date hereof, the applicable Insurance Policies will include coverage satisfying the standard described above; and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
Exhibit S-3

(iii)For Opcos and/or Wholly Owned Opcos for which such probable maximum loss analysis has not been performed on or prior to the date such Opco or Wholly Owned Opco was formed or acquired, after such analysis is delivered pursuant to clause (i) above, the Administrative Agent, the Borrower and each of the applicable Relevant Parties shall review such probable maximum loss analysis (or analyses) and, the Borrower and the applicable Relevant Parties shall make appropriate adjustments (in consultation with, and with the prior written approval of, the Administrative Agent (in consultation with the Insurance Consultant)) to the types and amounts of insurance they maintain so as to satisfy the standard described above Section 6.13(a).

(i)    If at any time the Borrower determines in its reasonable judgment that any insurance (including the limits or deductibles thereof) required to be maintained by this Section 6.13 is not available on commercially reasonable terms due to prevailing conditions in the commercial insurance market at such time, then upon the written request of the Borrower together with a written report of the Borrower’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (i) certifying that such insurance is not available on commercially reasonable terms (and, in any case where the required maximum coverage is not reasonably available, certifying as to the maximum amount which is so available), (ii) explaining in detail the basis for such broker’s conclusions (including but not limited to the cost of obtaining the required coverage(s) as well as the proposed alternative coverage(s)), and (iii) containing such other information as the Administrative Agent (in consultation with the Insurance Consultant) may reasonably request, the Administrative Agent may (after consultation with the Insurance Consultant) temporarily waive such requirement and only to the extent that the Borrower can demonstrate that such temporary waiver will not cause the Borrower or the Relevant Parties to be out of compliance with the insurance requirements that were established by the Required Lenders in consultation with the Insurance Consultant for Wholly Owned Opcos or the applicable Tax Equity Documents or that a similar waiver has been obtained under such Tax Equity Documents; provided, however, that the Required Lenders, may in its sole judgment, decline to waive any such insurance requirement(s). At any time after the granting of any temporary waiver pursuant to this Section 6.13 but not more than once in any year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within thirty (30) days after such request, an updated insurance report reasonably acceptable to the Administrative Agent (in consultation with the Insurance Consultant) from the Sponsor’s independent insurance broker. Any waiver granted pursuant to this Section 6.13 shall expire,without further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Administrative Agent, (in consultation with the Insurance Consultant) or (B) failure of the Borrower to deliver an updated insurance report pursuant to clause (ii) above.without further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Administrative Agent, (in consultation with the Insurance Consultant) or (B) failure of the Borrower to deliver an updated insurance report pursuant to clause (ii) above.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
Exhibit S-4